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                                                                      Exhibit 99




[LOGO]
PARK-OHIO


FOR IMMEDIATE RELEASE            CONTACT: EDWARD F. CRAWFORD
                                          PARK-OHIO INDUSTRIES, INC.
                                          (216) 692-7200



            PARK-OHIO REPORTS RECORD RESULTS FOR 1998 FIRST QUARTER
            -------------------------------------------------------

                              Sales up 46 percent
                            Net Income up 28 percent
                        Earnings per share up 30 percent

     CLEVELAND, OHIO, April 22, 1998 -- Park-Ohio Industries, Inc. (NASDAQ:PKOH) today announced results for the first quarter ended March 31, 1998.

     Park-Ohio reported 1998 first quarter sales of $136,503,000 and net income for the quarter of $2,874,000 or $.26 a share on a diluted basis reflecting the application of FASB 128. For the same period in 1997, sales were $93,806,000 and net income was $2,242,000 or $0.20 a share on a diluted basis.

     Edward F. Crawford, Chairman and Chief Executive Officer, stated "We are pleased with the contribution made by all our business groups to the increase in net income, especially in light of the increased interest costs resulting from the issuance of the 9 1/4% senior subordinated notes due 2007. We continue to seek accretive acquisition candidates, particularly for our Integrated Logistics segment. The previously announced Direct Fastener acquisition has been completed, and we are currently in the due diligence stage with respect to several targets."

     Park-Ohio also announced that it would be seeking shareholder approval for the creation of a holding company at its annual shareholders meeting scheduled for May 28, 1998. The Company believes the holding company will provide the company with greater strategic and financial flexibility.

     Park-Ohio, headquartered in Cleveland, Ohio, is a diversified logistics and manufacturing company and its stock is traded on the NASDAQ National Market.






 23000 EUCLID AVENUE * CLEVELAND, OHIO 44117 * 216-692-7200/ FAX 216-692-7174
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                     CONSOLIDATED CONDENSED BALANCE SHEETS
                  PARK-OHIO INDUSTRIES, INC. AND SUBSIDIARIES





                                                           March 31       December 31      March 31
                                                             1998             1997           1997
                                                          (Unaudited)      (Unaudited)    (Unaudited)
                                                          -----------      ----------     -----------
                                                                        (In Thousands)
ASSETS
Current Assets
  Cash and cash equivalents                                 $    783        $  1,814       $  1,681
  Accounts receivable, net                                    96,134          86,787         64,998
  Inventories                                                147,376         129,512         85,742
  Deferred taxes                                               3,240           3,240          3,000
  Other current assets                                         4,359           5,075          7,334
                                                            --------        --------       --------
         Total Current Assets                                251,892         226,428        162,755

Property, Plant and Equipment                                140,783         132,864        113,388
  Less accumulated depreciation                               63,146          59,795         54,848
                                                            --------        --------       --------
                                                              77,637          73,069         58,540

Other Assets
  Excess purchase price over net
    assets acquired                                           71,109          68,996         44,209
  Deferred taxes                                              12,960          12,960         14,100
  Other                                                       32,232          31,656         20,673
                                                            --------        --------       --------
                                                             116,301         113,612         78,982
                                                            --------        --------       --------
                                                            $445,830        $413,109       $300,277
                                                            ========        ========       ========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities
  Trade accounts payable                                    $ 48,965        $ 49,470       $ 31,122
  Accrued expenses                                            38,220          27,466         19,398
  Current portion of long-term liabilities                     2,222           2,223          6,936
                                                            --------        --------       --------
         Total Current Liabilities                            89,407          79,159         57,456

Long-Term Liabilities, less current portion
  Long-term debt                                             189,709         172,283         67,794
  Other postretirement benefits                               27,215          27,537         28,055
  Other                                                        4,460           4,295          4,787
                                                            --------        --------       --------
                                                             221,384         204,115        100,636

Convertible Senior Subordinated Debentures                         0               0         22,235

Shareholders' Equity                                         135,039         129,835        119,950
                                                            --------        --------       --------
                                                            $445,830        $413,109       $300,277
                                                            ========        ========       ========

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            CONSOLIDATED CONDENSED STATEMENTS OF INCOME (UNAUDITED)
                  PARK-OHIO INDUSTRIES, INC. AND SUBSIDIARIES
                     (In Thousands, Except per Share Data)


                                                   Three Months Ended
                                                        March 31
                                                        --------
                                                    1998           1997
                                                    ----           ----
Net sales                                         $136,503       $93,806
Gross profit                                        23,332        15,043
Income before income taxes                           5,043         3,558
Income taxes                                         2,169         1,316
                                                  --------       -------
Net income                                        $  2,874       $ 2,242
                                                  ========       =======
Earnings per share:
  Basic                                           $   0.26       $  0.21
  Diluted                                             0.26          0.20

Common shares used in the computation
  Basic                                             10,996        10,666
  Diluted                                           11,246        12,124

Other Financial Data:
EBITDA                                            $ 12,926       $ 7,429
                                                  ========       =======

Note A--On August 1, 1997, the Company acquired substantially all of the shares of Arden Industrial Products, Inc. ("Arden") for cash of approximately $44 million. The transaction has been accounted for as a purchase. Arden is a national distributor of specialty and standard fasteners to the industrial market.